SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2012

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Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)

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Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387

(Address of principal executive offices) (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 10, 2012, the Company’s annual meeting of stockholders was held.  At the meeting, the stockholders elected Daniel F. Evans, Jr., David M. Findlay and Emily E. Pichon to serve as directors, each with terms expiring in 2015.  Continuing as directors until 2013 are Blake W. Augsburger, L. Craig Fulmer, Charles E. Niemier, Brian J. Smith, Bradley J. Toothaker and Ronald D. Truex, although it is expected that Mr. Fulmer will retire from the Board in August 2012 when he reaches age 70, pursuant to the Board’s retirement policy.  Continuing as directors until 2014 are Robert E. Bartles, Jr., Thomas A. Hiatt, Michael L. Kubacki, Steven D. Ross and M. Scott Welch.  The Company’s stockholders also voted to approve the Amendment to the Company’s Amended and Restated Articles of Incorporation providing for a phased-in declassification of the Company’s board of directors.  The Company’s stockholders also voted in favor of the advisory proposal on executive compensation.  Finally, the Company’s stockholders ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

Election of Directors:
	For	Withheld	Broker Non-votes

Daniel F. Evans, Jr.	11,820,919	43,062	1,708,298
David M. Findlay	10,891,071	972,910	1,708,298
Emily E. Pichon	11,741,423	122,558	1,708,298

Ratification of Amendment to the Company’s Amended and Restated Articles of Incorporation providing for a phased-in declassification of the Company’s board of Directors::

For	Against	Abstain	Broker Non-votes

11,698,057	108,648	62,274	1,708,299

Ratification of Independent Registered Public Accounting Firm:

	For	Against	Abstain	Broker Non-votes

Crowe Horwath LLP	13,274,579	285,748	11,952	0

Ratification of Advisory Proposal on Executive Compensation:

For	Against	Abstain	Broker Non-votes

11,634,785	159,477	69,717	1,708,299

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated:  April 11, 2012                                                                By:  /s/David M. Findlay

David M. Findlay
President and Chief Financial Officer